EXECUTION COPY

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is made as of this 15th day of May, 2003 (the “Execution Date”) by and among:

The Shaw Group Inc., a Louisiana corporation (“Shaw”);

Shaw Constructors, Inc., a Louisiana corporation (“Shaw Constructors”);

Stone & Webster, Inc., a Louisiana corporation (together with Shaw and Shaw Constructors, the “Harquahala Contractor");

Stone & Webster Michigan, Inc., a Michigan corporation (together with Stone & Webster, Inc., “Stone & Webster”, and together with Shaw, the “Covert Contractor");

Harquahala Generating Company, LLC, a Delaware limited liability company (“Harquahala”);

Covert Generating Company, LLC, a Delaware limited liability company (“Covert”);

NEG Construction Finance Co., LLC, a Delaware limited liability corporation (“NEG-CFC”);

PG&E National Energy Group, Inc., a Delaware corporation (“NEG”); and

Société Générale, in its capacity as administrative agent for the Banks (as defined herein) under the Credit Agreement (as defined herein) (together with its successors, designees and assigns in such capacity, the “Administrative Agent”).

Each of Shaw, Shaw Constructors, Stone & Webster, Inc., Stone & Webster Michigan, Inc., Harquahala, Covert, NEG, NEG-CFC and the Administrative Agent are referred to herein as a “Party”, and two or more of them as “Parties”.

RECITALS

WHEREAS, the Harquahala Contractor and Harquahala are party to that certain Turnkey Construction Contract, dated August 13, 2001, and amended pursuant to the Harquahala Consent (as defined herein), (the “Harquahala EPC Contract”), for the design, engineering, procurement, and construction services necessary to provide an electric power facility to be located in the city of Tonopah, Arizona (the “Harquahala Project”).

WHEREAS, that certain Contract for Thermal Island Equipment Supply for the Harquahala Project, dated July 31, 2001, between Siemens Westinghouse Power Corporation (“SWPC”) and Harquahala (the “Harquahala ESA”), was assigned by Harquahala to the Harquahala Contractor pursuant to the Notice of Assignment of Thermal Island Equipment Supply Contract for Harquahala Generating Project, dated December 14, 2001 (the “Harquahala ESA Assignment”).

WHEREAS, Harquahala and PG&E National Energy Group Company are party to that certain Operation, Maintenance and Management Services Agreement, dated as of January 24, 2001 (the “Harquahala O&M Agreement”), for the provision by PG&E National Energy Group Company of certain operation, maintenance and management services to Harquahala.

WHEREAS, the Covert Contractor and Covert are party to that certain Turnkey Construction Contract, dated August 13, 2001, and amended pursuant to the Covert Consent (as defined herein), (the “Covert EPC Contract”) for the design, engineering, procurement, and construction services necessary to provide an electric power facility to be located in the Covert Township, Michigan (the “Covert Project”).

WHEREAS, that certain Major Equipment Contract, dated as of April 5, 2001, between PG&E Construction Agency Services II, LLC, as agent for Master Turbine Trust II, Ltd., and Mitsubishi Power Systems, Inc. (as assignee of Mitsubishi Heavy Industries America, Inc.) (the “Covert ESA”), was assigned to Covert by PG&E Construction Agency Services II, LLC, on November 2, 2001, and in turn was assigned by Covert to the Covert Contractor pursuant to the Notice of Assignment of Major Equipment Supply Contract for Covert Generating Project, dated April 1, 2002 (the “Covert ESA Assignment”).

WHEREAS, Covert and PG&E National Energy Group Company are party to that certain Operation, Maintenance and Management Services Agreement, dated as of May 21, 2001 (the “Covert O&M Agreement”), for the provision by PG&E National Energy Group Company of certain operation, maintenance and management services to Covert.

WHEREAS, in order to finance the development, construction and start-up of each of the Harquahala Project and the Covert Project (along with certain other projects), GenHoldings I, LLC, a Delaware limited liability Company (the “Borrower”), which is the indirect owner of 100% of the ownership interests in each of Harquahala and Covert, has entered into that certain Amended and Restated Credit Agreement, dated as of March 15, 2002 (the “Credit Agreement”), among Borrower, Société Générale as the Administrative Agent and a Lead Arranger, Citibank, N.A., as syndication agent and a Lead Arranger, the other agents and arrangers listed on the signature pages thereto, JPMorgan Chase Bank, as issuer of the Letters of Credit (as defined therein), and the financial institutions party thereto from time to time as lenders (the “Banks”), pursuant to which, among other things, the Banks have extended commitments to make loans and have made loans to the Borrower.

WHEREAS, in connection with the Credit Agreement, and as a condition precedent to the extensions of credit thereunder, the Harquahala Contractor, Harquahala and the Administrative Agent entered into a Consent and Agreement, dated as of December 21, 2001 (the “Harquahala Consent”), pursuant to which, among other things: (i) the Harquahala Contractor consented to the collateral assignment by Harquahala of its right, title and interest to and under the Harquahala EPC Contract to the Administrative Agent, and (ii) certain provisions of the Harquahala EPC Contract were amended.

WHEREAS, in connection with the Credit Agreement, and as a condition precedent to the extensions of credit thereunder, the Covert Contractor, Covert and the Administrative Agent entered into a Consent and Agreement, dated as of April 5, 2002 (the “Covert Consent”), pursuant to which, among other things: (i) the Covert Contractor consented to the collateral assignment by Covert of its right, title and interest to and under the Covert EPC Contract to the Administrative Agent, and (ii) certain provisions of the Covert EPC Contract were amended.

WHEREAS, as consideration for, and as a condition precedent to, the provision of the commitments and the extensions of credit under the Credit Agreement, NEG entered into that certain Guaranty, dated as of December 21, 2001, in favor of the Administrative Agent for the Banks, pursuant to which NEG guaranteed certain obligations under the Harquahala EPC Contract (the “Harquahala Completion Guaranty”).

WHEREAS, as consideration for, and as a condition precedent to, the provision of the commitments and the extensions of credit under the Credit Agreement, NEG entered into that certain Guaranty, dated as of April 5, 2002, in favor of the Administrative Agent for the Banks, pursuant to which NEG guaranteed certain obligations under the Covert EPC Contract (the “Covert Completion Guaranty”).

WHEREAS, in respect of a number of power projects indirectly owned by NEG or its Affiliates, including the Harquahala Project, NEG, NEG-CFC and Shaw, separate and apart from the Harquahala EPC Contract and related arrangements (including the Harquahala Consent) among Harquahala, the Harquahala Contractor and the Administrative Agent in connection with the credit extensions made available under the Credit Agreement, entered into certain cost sharing arrangements concerning such projects set forth in the following agreements (collectively, the “Harquahala Supplemental Agreements”): (i) the Supplemental Agreement, dated as of August 13, 2001, between NEG-CFC and Shaw, and (ii) the two (2) Guaranty Agreements, dated as of August 13, 2001, between NEG and Shaw (issued pursuant to Section 2.1 of the Supplemental Agreement). Further, in connection with such Harquahala Supplemental Agreements, Shaw provided certain letters of credit for the benefit of NEG (the “Shaw Harquahala Security”).

WHEREAS, in respect of a number of power projects indirectly owned by NEG or its Affiliates, including the Covert Project, NEG, NEG-CFC and Shaw, separate and apart from the Covert EPC Contract and related arrangements (including the Covert Consent) agreed among Covert, the Covert Contractor and the Administrative Agent in connection with the extensions of credit made available under the Credit Agreement, entered into certain cost sharing arrangements concerning such projects set forth in the following agreements (collectively, the “Covert Master Agreements”): (i) the Master Agreement, dated as of August 13, 2001, between NEG-CFC and Shaw, and (ii) the two (2) Guaranty Agreements, dated as of August 13, 2001, between NEG and Shaw (issued pursuant to Section 2.1 of the Master Agreement). Further, in connection with such Covert Master Agreements, Shaw provided certain letters of credit for the benefit of NEG (the “Shaw Covert Security”).

WHEREAS, on November 13, 2002, in connection with certain disputes arising in respect of the construction of the Harquahala Project, Harquahala initiated an arbitration against Shaw and Stone & Webster, Inc. at the American Arbitration Association, entitled Harquahala Generating

Co., LLC v. The Shaw Group Inc., et al., AAA Case No. 161100085102 (the “Harquahala Arbitration”), pursuant to which Harquahala sought a declaration that it was not obligated to withhold payment from Siemens Westinghouse Power Corporation (“SWPC”) for alleged back charges and/or improperly documented warranty claims claimed by the Harquahala Contractor. Thereafter, on or about December 4, 2002, Shaw and Stone & Webster, Inc. counterclaimed against Harquahala seeking over $21,500,000 allegedly owed with respect to various change orders and change order requests.

WHEREAS, on November 21, 2002, in connection with certain disputes arising in respect of the construction of the Harquahala Project, Shaw and Stone & Webster initiated an arbitration against SWPC at the American Arbitration Association, entitled The Shaw Group, Inc. v. Siemens Westinghouse Power Corporation, AAA Case No. 691980035102 (the “Shaw SWPC Arbitration”), pursuant to which the plaintiffs claimed an assigned right to seek liquidated damages and other damages from SWPC arising from SWPC’s alleged non-performance and breach of the Harquahala ESA (which was assigned to the Harquahala Contractor pursuant to the Harquahala ESA Assignment).

WHEREAS, on November 27, 2002, in connection with certain disputes arising in respect of the construction of the Covert Project, the Covert Contractor initiated arbitration against Covert at the American Arbitration Association, entitled The Shaw Group, Inc./Stone & Webster, Inc., AAA Case No. 16Y1100090602 (the “Covert Arbitration”) seeking over $23,000,000 allegedly owed with respect to various change orders and change order requests.

WHEREAS, on December 13, 2002, in connection with certain disputes arising in respect of the construction of the Harquahala Project and the Covert Project, Shaw and Stone & Webster filed a complaint in the United States District Court for the District of Delaware against NEG, NEG-CFC, Harquahala and Covert, entitled The Shaw Group Inc., et al. v. PG&E National Energy Group, Inc., et al., Civil Action No. 02-1676 (GMS) (the “Shaw EPC Litigation”), in respect of which action the plaintiffs filed a notice of dismissal with the court on March 13, 2003, seeking to dismiss voluntarily the litigation, and which in response thereto, on March 18, 2003, the defendants and the Administrative Agent (which, on January 10, 2003, in its capacity as the Administrative Agent under the Credit Agreement, had filed a motion to intervene in the Shaw EPC Litigation) jointly filed a motion to vacate, strike or quash the plaintiffs’ notice of dismissal.

WHEREAS, on January 6, 2003, SWPC initiated an arbitration against Harquahala at the American Arbitration Association, entitled Siemens Westinghouse Power Corporation v. Harquahala Generating Company, LLC (AAA Case No. not assigned) (the “SWPC Harquahala Arbitration”), alleging, among other things, that Harquahala was wrongfully withholding payments from SWPC and that the Harquahala ESA Assignment was invalid.

WHEREAS, on March 6, 2003, Harquahala, SWPC, Shaw and Stone & Webster entered into a stipulation to consolidate the Shaw SWPC Arbitration, the SWPC Harquahala Arbitration and the Harquahala Arbitration (the “Consolidated Arbitration”).

WHEREAS, on April 7, 2003, the American Arbitration Association approved the Consolidated Arbitration as AAA Case No. 16Y1100085102.

WHEREAS, on March 18, 2003, in response to receipt of notice from the Harquahala Contractor and the Covert Contractor that said contractors were terminating the Harquahala EPC Contract and the Covert EPC Contract, the Administrative Agent filed a complaint against Shaw and Stone & Webster (also naming Harquahala and Covert as nominal defendants) in United States District Court for the District of Delaware, entitled Société Générale v. The Shaw Group Inc., et al., Civil Action No. 03-303 (the “SocGen Litigation”), alleging that Shaw and Stone & Webster had breached both the Harquahala Consent and the Covert Consent by wrongfully purporting to terminate the Harquahala EPC Contract and the Covert EPC Contract.

AND, WHEREAS, except as specifically reserved in the Settlement Agreement, the Parties desire to settle all suits, claims, cross-claims, counterclaims, complaints, causes of action, disputes, liabilities or demands, whether arising in law or in equity, among one another and the Parties’ respective Affiliates (as defined herein) that were or could have been asserted in, or pertain to or arise out of, the Shaw EPC Litigation, the SocGen Litigation, the Consolidated Arbitration and the Covert Arbitration, as well as all other claims, whether liquidated or unliquidated, contingent or non-contingent, known or unknown, in connection with or relating to the Harquahala EPC Contract, the Covert EPC Contract or the other contractual arrangements pertaining to construction of the Harquahala Project or the Covert Project (including the Harquahala Supplemental Agreements, the Shaw Harquahala Security, the Covert Master Agreements, the Shaw Covert Security, the Harquahala ESA, the Harquahala ESA Assignment, the Covert ESA, the Covert ESA Assignment, the Harquahala Completion Guaranty, the Covert Completion Guaranty, the Harquahala O&M Agreement and the Covert O&M Agreement), arising on or prior to the Execution Date or based upon acts or omissions occurring on or prior to the Execution Date or in connection with or relating to the negotiation of this Settlement Agreement, including claims made by the Covert Contractor and the Harquahala Contractor for force majeure relief (whether for schedule relief or additional payments) and for termination payments or payments of interest on allegedly overdue invoices under the Covert EPC Contract or the Harquahala EPC Contract, and claims made by Harquahala, NEG, NEG-CFC and/or the Harquahala Contractor in respect of the inability of the turbines for the Harquahala Project as initially designed to meet Western Electricity Coordinating Council requirements with respect to a certain set point range in the over-frequency range (collectively, the “Claims”), each in accordance with, and subject to the terms of, this Settlement Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Conditions to Validity and Effectiveness of the Settlement Agreement and Closing.

     (a)  Conditions. Notwithstanding any provision of this Settlement Agreement to the contrary, the Parties acknowledge and agree that the occurrence of the events and actions set forth in Sections 1(a)(i) through 1(a)(viii) of this Settlement Agreement shall constitute conditions precedent to the validity and effectiveness of the provisions of, and the Parties’ obligations under, this Settlement Agreement (the “Conditions”), including each other Condition, and unless and until all such Conditions are satisfied in full (and it is the intention of the Parties that such Conditions shall be satisfied concurrently), the provisions of this Settlement

Agreement and the Parties’ respective obligations hereunder shall not be legal, valid or binding, or otherwise in force and effect; provided, that this Section 1 and Sections 11 through 26 of this Settlement Agreement, and the Parties’ respective obligations thereunder, shall be legal, valid and binding and in full force and effect from and after satisfaction of the Condition set forth in Section 1(a)(i):

          (i) the delivery by each Party of executed signature pages (executed by an authorized representative of such Party) to this Settlement Agreement to each other Party;

          (ii) the filing of dismissal, with prejudice, of each of the Shaw EPC Litigation, the SocGen Litigation, the Harquahala Arbitration, and the Covert Arbitration in accordance with the applicable provisions of Section 2 of this Settlement Agreement;

          (iii) the termination of the Harquahala Supplemental Agreements, the Shaw Harquahala Security, the Covert Master Agreements, the Shaw Covert Security, the Harquahala Completion Guaranty and the Covert Completion Guaranty in accordance with the applicable provisions of Section 3 of this Agreement;

          (iv) the issuance of the Shaw Letter of Credit (and the assignment by Harquahala and Covert of their respective rights, title and interest in and to such Shaw Letter of Credit to the Administrative Agent) in accordance with the applicable provisions of Section 5 of this Settlement Agreement;

          (v) the payment in full of each of the EPC Settlement Amount, the Harquahala Balance Due (and sales tax due pursuant to Section 6(b) of this Settlement Agreement) and the Covert Balance Due in accordance with the applicable provisions of Section 6 of this Settlement Agreement;

          (vi) the performance in full of the Harquahala Contractor’s and the Covert Contractor’s obligations under Sections 8(a) and 8(c) of this Settlement Agreement;

          (vii) the provision to Harquahala of full access to Documentum or other records management system utilized by the Harquahala Contractor with respect to all information contained therein concerning the Harquahala Project; and

          (viii) the provision to Covert of full access to Documentum or other records management system utilized by the Covert Contractor with respect to all information contained therein concerning the Covert Project.

     (b)  Closing. The Parties shall effect satisfaction of the Conditions at a closing to be held (unless the Parties agree otherwise) at the New York offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, on a date and at a time to be agreed by the Parties.

2. Dismissal of Actions.

     (a)  Shaw EPC Litigation. On or prior to the Execution Date, Shaw and Stone & Webster shall cause its counsel to execute and file with the United States District Court for the

District of Delaware stipulations of dismissal, satisfactory in form and substance to counsel for the defendants in the Shaw EPC Litigation (i.e., NEG, NEG-CFC, Covert and Harquahala) and to counsel for the Administrative Agent, in its capacity as intervenor in such action, effectuating the dismissal, with prejudice, of the Shaw EPC Litigation.

     (b)  SocGen Litigation. On or prior to the Execution Date, the Administrative Agent shall cause its counsel to execute and file with the United States District Court for the District of Delaware stipulations of dismissal, satisfactory in form and substance to counsel for the defendants in the SocGen Litigation (i.e., Shaw and Stone & Webster), effectuating the dismissal, with prejudice, of the SocGen Litigation.

     (c)  Harquahala Arbitration. On or prior to the Execution Date, Harquahala, Shaw and Stone & Webster, Inc. shall cause their respective counsels jointly to execute and file with the American Arbitration Association stipulations of dismissal, satisfactory in form and substance to counsel for each of Harquahala, Shaw and Stone & Webster, Inc., effectuating the dismissal, with prejudice, of the Harquahala Arbitration (including Harquahala’s claim and Shaw’s and Stone & Webster, Inc.’s counter-claim).

     (d)  Covert Arbitration. On or prior to the Execution Date, the Covert Contractor shall cause its counsel to execute and file with the American Arbitration Association a stipulation of dismissal, satisfactory to counsel for Covert, effectuating the dismissal, with prejudice, of the Covert Arbitration.

     (e)  Consolidated Arbitration. For the avoidance of doubt, the Parties acknowledge and agree that Shaw preserves its claims against SWPC in the Consolidated Arbitration.

3. Termination of Certain Agreements.

     (a)  Harquahala Supplemental Agreements. The Harquahala Supplemental Agreements and all guarantees or other security for performance provided in connection therewith, including the Shaw Harquahala Security, are hereby terminated, and all Claims thereunder are hereby released, with immediate effect without the need for any further action on the part of any party thereto.

     (b)  Covert Master Agreements. The Covert Master Agreements and all guarantees or other security for performance provided in connection therewith, including the Shaw Covert Security, are hereby terminated, and all Claims thereunder are hereby released, with immediate effect without the need for any further action on the part of any party thereto.

     (c)  Harquahala Completion Guaranty. The Harquahala Completion Guaranty is hereby terminated, and all Claims thereunder are hereby released, with immediate effect without the need for any further action on the part of any party thereto.

     (d)  Covert Completion Guaranty. The Covert Completion Guaranty is hereby terminated, and all Claims thereunder are hereby released, with immediate effect without the need for any further action on the part of any party thereto.

4. General Releases.

     (a)  Release Claims. Subject to Section 4(f) of this Settlement Agreement, each of the Parties hereto, on behalf of itself and its Affiliates (as defined herein) predecessors, successors, assigns, principals, officers, directors, general partners, limited partners, stockholders, members, managers, agents, servants, employees, and representatives, and all persons or entities acting by, through, under, or in concert with any of them, which in the case of the Administrative Agent, shall include the Secured Parties (as defined herein) (the “Additional Indemnitees”), hereby irrevocably releases, remises and forever discharges each other Party (and its Additional Indemnitees) of and from any and all Claims. For purposes of this Settlement Agreement, “Affiliate” shall mean, with respect to any specified person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person or entity, or who holds or beneficially owns 10% or more of the equity interest in the person or entity specified or 10% or more of any class of voting securities of the person or entity specified.

     (b)  Indemnification for Party-Initiated Suits. Each Party agrees that if it hereafter commences or continues any claim, including any claim against a non-party to this Settlement Agreement, arising out of, based upon, or relating to any of the Claims released hereunder, it shall indemnify, defend and hold harmless the affected Party or Parties and their Additional Indemnitees from any liabilities, expenses, settlements, judgments, costs and attorneys’ fees (collectively, “Costs”) incurred by such other Party or Parties or their Additional Indemnitees as a result of such claim. Subject to Sections 9(g)(i) and 10(g)(i) of this Settlement Agreement, this indemnity specifically applies, without limitation, to any Claim brought by a Party against a non-party to this Settlement Agreement which causes any non-party to bring a Claim for indemnity, contribution or subrogation against one of the Parties. Without limiting the foregoing, each of Shaw and Stone & Webster, jointly and severally, shall indemnify, defend and hold harmless each of the other Parties and their Additional Indemnitees from any Costs incurred after the date of this Settlement Agreement by any of such other Parties or their Additional Indemnitees as a result of, or in connection with, the Consolidated Arbitration.

     (c)  Indemnification for Seetharaman Claims. Each of Shaw and Stone & Webster, jointly and severally, shall indemnify, defend and hold harmless each of the other Parties and their Additional Indemnitees, in accordance with all provisions of the Harquahala EPC Contract or the Covert EPC Contract, as applicable, (but as if such Parties and Additional Indemnitees were the “Owner” under such contracts for this purpose), from and against any Costs incurred by any of such other Parties or their Additional Indemnitees as a result of or in connection with, to the extent relating to the Covert Project or the Harquahala Project, any claims made by or on behalf of Mr. Ramachandran Seetharaman, including in connection with Case No. 2002-CAA-00021 brought before the U.S. Department of Labor.

     (d)  No Assignment. Each Party represents and warrants that it has not assigned or transferred any interest in any Claims that it may have against any other Party, and each Party agrees to indemnify and hold harmless each other Party and its Additional Indemnitees from any Costs incurred by such other Party and its Additional Indemnitees as a result of any such assignment or transfer.

     (e)  Claims Knowledge. Each Party represents and warrants that, as of the date hereof, that there are no claims, and it does not know of any basis to make any such claims against any other Party, other than those Claims expressly settled herein or expressly noted as Harquahala Pending Change Orders pursuant to Section 9(c) of this Settlement Agreement or Covert Pending Change Orders pursuant to Section 10(c) of this Settlement Agreement.

     (f)  Preservation of Rights. Notwithstanding any provision of this Settlement Agreement to the contrary, in no event shall the dismissal, with prejudice, of the Shaw EPC Litigation, the SocGen Litigation, the Consolidated Arbitration and the Covert Arbitration pursuant to Section 2 of this Settlement Agreement, or the release of Claims pursuant to this Section 4: (i) prejudice, estop, or otherwise adversely affect the right of any Party to bring a claim for breach of this Settlement Agreement, (ii) amend, alter or reduce the obligations of the Harquahala Contractor and the Covert Contractor to perform under the Harquahala EPC Contract or the Covert EPC Contract, as applicable, and to construct and deliver the Harquahala Project and the Covert Project, as applicable: (A) in strict compliance with this Settlement Agreement, the Harquahala EPC Contract or the Covert EPC Contract (as applicable), including Article 11 of each such contract, and applicable law, and (B) free from all material claims against each such project and its owner and its Affiliates, by (x) the Harquahala Contractor or its subcontractors, suppliers, installers, laborers or other entities or persons at any tier, (y) the Covert Contractor or its subcontractors, suppliers, installers, laborers or other entities or persons at any tier, and (z) any other person or entity that is initiated as a result of a breach of the Harquahala EPC Contract or the Covert EPC Contract, as applicable, (iii) amend, alter or reduce the Obligations (as such term is defined in the Credit Agreement, the “Obligations”), commitments or liabilities of Harquahala and Covert under the Credit Documents (as such term is defined in the Credit Agreement, the “Credit Documents”), (iv) except as specifically provided in Section 3 of this Settlement Agreement, amend, alter or reduce the commitments or liabilities of NEG under the Credit Documents, (v) prejudice, estop, or otherwise adversely affect the rights of (A) the Harquahala Contractor to make claims for payment from Harquahala with respect to the Harquahala Pending Change Orders, or (B) Harquahala with respect to the defense (including counterclaims) of any such claims, (vi) prejudice, estop, or otherwise adversely affect the rights of (A) the Covert Contractor to make claims for payment from Covert with respect to the Covert Pending Change Orders, or (B) Covert with respect to the defense (including counterclaims) of any such claims, or (vii) prejudice, estop, or otherwise adversely affect the rights of NEG, any NEG Affiliate, Covert, Harquahala, or the Administrative Agent, to pursue, or to challenge (A) any claim under the PGET Purchase/Sale Agreements (as defined in the Credit Agreement) or the PGET Bilateral Contracts (as defined in the Credit Agreement), if any, and/or (B) any claim for payment for services (whether or not such amounts were accrued or billed prior to the Execution Date) under the Harquahala O&M Agreement and the Covert O&M Agreement, and all of such rights are expressly preserved as such rights existed prior to the Execution Date.

5. Shaw Letter of Credit.

     (a)  Posting. On or prior to the Execution Date, Shaw shall provide to Covert and Harquahala, as joint beneficiaries thereof, an irrevocable, on-demand letter of credit in the face amount of $32,500,000, substantially in the form attached hereto as Attachment A, and otherwise in form and substance satisfactory to the Administrative Agent in its sole discretion (the “Shaw

Letter of Credit”) issued by an Acceptable Letter of Credit Provider (as defined herein). The Shaw Letter of Credit shall secure the timely and full performance by: (i) the Harquahala Contractor (or any Party hereto comprising part of the consortium constituting the Harquahala Contractor) of its obligations under this Settlement Agreement, the Harquahala EPC Contract, the Harquahala Consent and the Harquahala ESA Assignment, and (ii) the Covert Contractor (or any Party hereto comprising part of the consortium constituting the Covert Contractor) of its obligations under this Settlement Agreement, the Covert EPC Contract, the Covert Consent and the Covert ESA Assignment, and shall be drawable in case of any such failure to perform. Each of Harquahala and Covert hereby irrevocably assigns to the Administrative Agent, until all of the Obligations have been satisfied and indefeasibly paid in full in cash and all of the Credit Documents have been terminated in accordance with their terms, all of its right, title and interest in and to the Shaw Letter of Credit. The Parties acknowledge and agree that, pursuant to such assignment, the Administrative Agent shall have the right to draw on the Shaw Letter of Credit.

     (b)  Maintenance and Renewal. The Shaw Letter of Credit shall be maintained continuously, by renewal or extension, if necessary, in full force and effect until the later of: (i) “Final Completion” under the Harquahala EPC Contract is achieved (as defined in, and determined in accordance with, the provisions of the Harquahala EPC Contract), and (ii) “Final Completion” under the Covert EPC Contract is achieved (as defined in, and determined in accordance with, the provisions of the Covert EPC Contract). During the time the Shaw Letter of Credit is required to be maintained in full force and effect, in the event the then-current Shaw Letter of Credit is not renewed or extended (or replaced by another Shaw Letter of Credit meeting the requirements of this Section 5), on or before the date that is thirty (30) days prior to the stated expiration date of such Shaw Letter of Credit, then the beneficiaries thereof may draw down the entire undrawn amount of the then-current Shaw Letter of Credit, which amount shall be returned to Shaw, without interest thereon, promptly after Shaw has renewed, extended or replaced the expiring Shaw Letter of Credit in compliance with the requirements of this Section 5(b). If at any time the issuer of the Shaw Letter of Credit no longer qualifies as an Acceptable Letter of Credit Provider (as defined herein), Shaw shall, within five (5) Business Day (as defined herein) of the occurrence of such event, replace the Shaw Letter of Credit so provided with a Shaw Letter of Credit satisfactory to the Administrative Agent in its sole discretion and issued by a new Acceptable Letter of Credit Provider (as defined herein).

     (c)  Replenishment. Except as provided in the last sentence of Section 5(b) of this Settlement Agreement, Shaw shall not be required to replenish the Shaw Letter of Credit after a draw thereon has been made.

     (d)  Acceptable Letter of Credit Provider. For purposes of this Section 5, “Acceptable Letter of Credit Provider” shall mean a bank or trust company with a combined capital and surplus of at least $10,000,000,000 whose long-term unsecured senior debt or issuer rating is rated at least “A” by Standard and Poor’s Corporation or at least “A2” by Moody’s and who is otherwise reasonably acceptable to the Administrative Agent, Harquahala and Covert.

     (e)  Limitations on Liability. Notwithstanding any provision of this Settlement Agreement to the contrary, the Harquahala EPC Contract or the Covert EPC Contract to the contrary, the Shaw Letter of Credit is in addition to any liability of the Harquahala Contractor under the Harquahala EPC Contract and the Covert Contractor under the Covert EPC Contract, and no draw on the Shaw Letter of Credit shall result in any reduction or limitation of liability (including any limitations on liability pertaining to the assessment and payment of liquidated damages) of the Harquahala Contractor or the Covert Contractor under the Harquahala EPC Contract or the Covert EPC Contract, respectively. In addition, draws on the Shaw Letter of Credit are not subject to any limitations on liability or other similar defenses set forth in this Settlement Agreement (other than Section 18), the Harquahala EPC Contract or the Covert EPC Contract, including those limitations on liability set forth in Sections 17.2(b) and 17.7.2 of the Harquahala EPC Contract and Sections 17.2(b) and 17.7.2 of the Covert EPC Contract.

6. EPC Settlement Amount.

     (a)  On or prior to the Execution Date, NEG shall pay in cash to Shaw $32,500,000 (the “EPC Settlement Amount”) on behalf of Covert and Harquahala (in consideration for, among other things, the release of NEG’s obligations under the Harquahala Supplemental Agreements, the Covert Master Agreements, the Harquahala Completion Guaranty and the Covert Completion Guaranty, and the release of Claims as set forth in Section 4(a) of this Settlement Agreement) of which $22,000,000 is allocated to payments under the Covert EPC Contract and $10,500,000 to payments under the Harquahala EPC Contract.

     (b)  On or prior to the Execution Date, Harquahala shall pay to Shaw in respect of amounts due and payable under the Harquahala EPC Contract as of the Execution Date, but exclusive of amounts constituting a portion of the EPC Settlement Amount, $9,172,075.58 (the “Harquahala Balance Due”). In addition, on or prior to the Execution Date, Harquahala shall pay to Shaw in respect of sales tax due and payable under the Harquahala EPC Contract as of the Execution Date $363,994.02. The Harquahala Contractor and Harquahala acknowledge and agree that they shall use all reasonable efforts to agree upon any adjustments to the Harquahala Balance Due required pursuant to Section 13.1.2 of the Harquahala EPC Contract within thirty (30) days of the Execution Date.

     (c)  On or prior to the Execution Date, Covert shall pay to Shaw in respect of amounts due and payable under the Covert EPC Contract as of the Execution Date, but exclusive of amounts constituting a portion of the EPC Settlement Amount, $6,310,692 (the “Covert Balance Due”). The Covert Contractor and Covert acknowledge and agree that they shall use all reasonable efforts to agree upon any adjustments to the Covert Balance Due required pursuant to Section 13.1.2 of the Covert EPC Contract within thirty (30) days of the Execution Date.

7. Additional Settlement Amounts.

     (a)  OCIP Refund. If either Harquahala or Covert actually receives a cash refund of any premiums paid under its respective Owner-Controlled Insurance Program (“OCIP”) with respect to the construction period for the Harquahala Project or the Covert Project, as applicable, an amount equal to such refund, net of costs and expenses incurred in obtaining such refund (“Net OCIP Refund”), shall promptly be paid to Shaw. Each of Harquahala and Covert hereby irrevocably assigns to Shaw its rights, title and interest in and to any such net OCIP premium refunds, and each shall notify its respective insurer of such assignment. A copy of said notifications shall be provided by Harquahala and Covert to Shaw as soon as practicable.

     (b)  Net Sales Proceeds.

          (i) In the event that: (A) the Harquahala Project and the Covert Project are finally and irrevocably sold to a third party or third parties (excluding a sale or transfer of the Harquahala Project or the Covert Project to the Banks or an entity related to the Banks) (each, a “Third Party Purchaser”) by Harquahala, Covert or the Banks (or by an agent of the Banks), as applicable (each, a “Seller”), and (B) if the Seller realizes cash, on the date of such final and irrevocable sale to a Third Party Purchaser(s) of the Harquahala Project and the Covert Project (or, if such dates are separate dates, the date of the final and irrevocable sale of whichever Project is sold at a later date) (the “Final Sales Date”), in a combined amount for the Harquahala Project and the Covert Project that, net of all transaction costs (including attorney’s fees) and applicable taxes, exceeds the amount of all of the Obligations of the Borrower (and its successors and assigns) under the Credit Agreement that are outstanding (irrespective of whether all Obligations are then due and payable or scheduled for payment at a later date) as of the Final Sales Date (such excess, the “Net Sales Proceeds Amount”), then, after the satisfaction and indefeasible payment in cash and discharge in full of all of the Obligations, the Seller shall promptly pay to Shaw the lesser of: (x) the Net Sales Proceeds Amount, and (y) $5,000,000 (the “Adjusted Net Sales Proceeds Amount”). Notwithstanding the preceding sentence, no payment shall be made to Shaw pursuant to this Section 7(b)(i) unless and until a Third Party Purchaser takes the Harquahala Project and the Covert Project free and clear of any Claims or Liens (as defined herein) made, filed or otherwise asserted by the Harquahala Contractor or the Covert Contractor.

          (ii) Shaw shall have no right whatsoever (including rights of notice, approval, objection, information or consultation) in any respect involving the sales process for the Harquahala Project and the Covert Project and shall not impede the sales process in any way.

          (iii) Each of the Harquahala Contractor and the Covert Contractor shall cooperate fully and in all respects in the sale or proposed sale by the Sellers of the Harquahala Project or the Covert Project, as applicable, and shall enter into such documentation and provide such opinions as are requested by any Seller in connection with any such sale or proposed sale.

     (c)  Nature of Rights.

          (i) Subordination. All obligations owed to Shaw by any Seller under Section 7(b) of this Settlement Agreement shall not be paid or withdrawn in whole or in part, nor shall Shaw accept any payment of or on account of any such obligation, until all of the Obligations have been satisfied and indefeasibly paid in full in cash and all of the Credit Documents have been terminated in accordance with their terms. Any payment made by a Seller in violation of this provision shall be received by Shaw in trust for the Administrative Agent and the Secured Parties (as such term is defined in the Credit Agreement, the “Secured Parties”), and Shaw shall cause the same to be paid to the Administrative Agent, for the benefit the Secured Parties, immediately upon demand by the Administrative Agent. Shaw shall not assign all or any portion of such obligations while the Credit Documents remain in effect except upon prior written notice to the Administrative Agent by which the assignee of any such obligation agrees that the assignment is made subject to the terms of this Section 7(c), and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.

          (ii) Subrogation. In respect of the obligation set forth under Section 7(b) of this Settlement Agreement: (A) Shaw shall not have at any time any rights of subrogation and irrevocably waives all rights to enforce any remedy which the Secured Parties now have or may hereafter have against the Borrower or any other Credit Party (as such term is defined in the Credit Agreement, a “Credit Party”), including any Seller, and irrevocably waives the benefit of, and all rights to participate in, any security now or hereafter held by the Administrative Agent or any other Secured Party from the Borrower or any other Credit Party, and (B) Shaw irrevocably waives any claim, right or remedy which it may now have or hereafter acquire against the Borrower or any other Credit Party that arises hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Secured Parties against Borrower or any other Credit Party, or any security which the Secured Parties now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid to Shaw on account of any such subrogation rights at any time shall be held in trust for the benefit of the Administrative Agent and shall immediately thereafter be paid to the Administrative Agent for the benefit of the Secured Parties.

          (iii) Bankruptcy and Claims. In respect of the obligation set forth under Section 7(b) of this Settlement Agreement, until all of the Obligations have been satisfied and indefeasibly paid in full in cash and all of the Credit Documents have been terminated in accordance with their terms, Shaw shall not, without the prior written approval of the Administrative Agent, commence, or join with any other person or entity in commencing, any bankruptcy, reorganization, or insolvency proceeding against any Seller or any other Credit Party or otherwise commence or join with any person or entity in commencing any Claim against the Seller for payment of amounts under this Section 7.

     (d)  Transfer to the Banks or by a Bank Designee to a Third Party. Each of the Harquahala Contractor and the Covert Contractor shall cooperate fully and in all respects in the transfer or proposed transfer of the Harquahala Project and the Covert Project Projects to a designee or designees of the Banks and in any subsequent transfer or subsequent proposed transfer by the Banks’ designee to a third party, and shall enter into such documentation and provide such opinions as are requested by the Administrative Agent or any Seller in connection with any such transfer or proposed transfer.

     (e)  No Fiduciary Obligation. Notwithstanding any provision of this Settlement Agreement to the contrary, none of the Parties nor any Seller shall have any fiduciary obligation whatsoever with respect to the obligations owed to Shaw, if any, under Sections 7(a) or (b) of this Settlement Agreement or otherwise.

     (f)  Right to Payment. The rights granted to Shaw in respect of payment of any Net OCIP Refund to it pursuant to Section 7(a) of this Settlement Agreement and payment of the Adjusted Net Sales Proceeds Amount to it pursuant to Section 7(b) of this Settlement Agreement (the “Adjusted Net Sales Proceeds Obligations”) are limited to rights to payment in the limited circumstances set forth in Sections 7(a) and 7(b), respectively. Nothing in this Settlement

Agreement shall create a fiduciary relationship among the Parties, and Shaw shall have no rights, interest or standing of any kind (including the right to demand or accelerate payment or commence any action or proceeding against any of the Parties (or its assets) to recover all or any part of any Net OCIP Refund or of the Adjusted Net Sales Proceeds Obligations) or join with other creditors) with respect to the Net OCIP Refund or the Adjusted Net Sales Proceeds Obligations.

     (g)  Setoff. Shaw shall not exercise any right of setoff it may have against or pertaining to any Net OCIP Refund, the Adjusted Net Sales Proceeds Obligations or otherwise in respect of any obligation owed by Shaw to any of the other Parties.

8. Release of Liens.

     (a)  On or prior to the Execution Date, the Harquahala Contractor and the Covert Contractor shall irrevocably release and discharge, and record terminations of, any and all Liens (as defined herein) filed by any person or entity arising from, or relating to, the Claims or the design, procurement or construction of the Harquahala Project or the Covert Project (the “Construction Liens”), that were filed or recorded (or otherwise evidenced) by the Harquahala Contractor or the Covert Contractor against the Harquahala Project or the Covert Project, or the Borrower, NEG, NEG-CFC, Harquahala, Covert, the Administrative Agent, the Banks, or any of their respective Affiliates (collectively, the “EPC Lien Parties”). For purposes of this Settlement Agreement, “Lien” shall mean any lien, stop notice, claim, pledge, charge, deed of trust, mortgage, easement or other encumbrance of any kind.

     (b)  Neither the Harquahala Contractor nor the Covert Contractor shall file or record (or otherwise evidence) any Construction Liens other than Construction Liens to be filed or recorded (or otherwise evidenced) against the Harquahala Project or the Covert Project, as applicable, in respect of future amounts due and payable under the Harquahala EPC Contract or the Covert EPC Contract in accordance with such contracts’ respective terms within thirty (30) days of the applicable due date therefor (each, an “EPC Late Payment”); provided, that if the Harquahala Contractor or the Covert Contractor is entitled pursuant to this sentence to file or record (or otherwise evidence) a Construction Lien, then such Construction Lien, together with all other outstanding Construction Liens, shall not exceed the total amount of the then outstanding EPC Late Payments for the Harquahala Project or the Covert Project, as applicable.

     (c)  On or prior to the Execution Date, each of the Harquahala Contractor and the Covert Contractor shall deliver evidence satisfactory to the Administrative Agent and any EPC Lien Party against whom or whose assets such Construction Lien has been filed (the “Affected EPC Lien Party”), of its undertaking to proceed in a diligent and prompt manner to release, discharge and/or bond over, or cause the release, discharge or bonding over of, all Construction Liens, whether filed by a subcontractor, supplier, installer, laborer or other entity or person at any tier.

     (d)  On or prior to the fifth (5th) Business Day after the Execution Date, each of the Harquahala Contractor and the Covert Contractor shall have released, discharged and/or bonded over, or shall have caused the release, discharge and/or bonding over of all Construction Liens in the manner required by applicable law (including statutes). For purposes of this Settlement

Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are or the Administrative Agent is authorized or required by law to be closed in the State of New York.

     (e)  Without limiting Section 8(d) of this Settlement Agreement, within ten (10) Business Days of its receipt of notice thereof, each of the Harquahala Contractor and the Covert Contractor shall release, discharge and/or bond over, or shall cause the release, discharge and/or bonding over of any Construction Lien in the manner required by applicable law (including statutes).

     (f)  Notwithstanding Sections 8(c) through 8(e) of this Settlement Agreement, the obligation of the Covert Contractor to bond over any Construction Lien in respect of Covert or the Covert Project shall be satisfied upon the recording (after expiry of the applicable objection period) of a good and sufficient bond by the appropriate county clerk’s office in respect of the applicable Construction Lien.

     (g)  The foregoing provisions of this Section 8 shall not (except to the extent that the terms hereof are directly inconsistent herewith) limit or diminish the Harquahala Contractor’s and the Covert Contractor’s obligations under the Harquahala EPC Contract or the Covert EPC Contract regarding Encumbrances (as such term is defined in each of the Harquahala EPC Contract and the Covert EPC Contract, as applicable), including the obligations of the Harquahala Contractor under Sections 3.4.8 and 10.1(g) of the Harquahala EPC Contract and the obligations of the Covert Contractor under Sections 3.4.8 and 10.1(g) of the Covert EPC Contract.

9. Harquahala EPC Contract.

The Harquahala Contractor and Harquahala, with the consent of the Administrative Agent, hereby agree to amend the Harquahala EPC Contract as set forth in this Section 9. Notwithstanding any provision of this Settlement Agreement to the contrary, the following provisions of this Section 9 shall be solely for the benefit of, and enforceable by, Harquahala, the Harquahala Contractor or the Administrative Agent (to the extent provided in the Harquahala Consent), and the following provisions of this Section 9, and the Harquahala EPC Contract, may be amended by such Parties without the consent of any other Party.

     (a)  Definitions. For purposes of this Section 9, capitalized terms used herein and not otherwise defined shall have the respective meanings given them in the Harquahala EPC Contract.

     (b)  Contract Price. Notwithstanding any provision of the Contract to the contrary, including Section 12.1 thereof, Contractor acknowledges and agrees that, as full compensation for the Work (including any royalties or licenses related to any inventions related to the Work), Owner shall pay Contractor, in accordance with the payment provisions of Article 13 of the Contract, a revised Contract Price of $555,954,326.14, consisting of $289,112,034.14 for Balance of Plant services and $266,842,292 for SWP for the SWP Thermal Island Equipment Supply Contract. The foregoing Balance of Plant services portion of the Contract Price is inclusive of $10,500,000 of the EPC Settlement Amount paid pursuant to Section 6 of this

Settlement Agreement. The Contract Price does not include any portion of the Adjusted Net Sales Proceeds Amount (if any) that would be due and payable pursuant to Section 7(b) of this Settlement Agreement, and Contractor acknowledges and agrees that the payment of any portion of the Adjusted Net Sales Proceeds Amount is entirely contingent upon satisfaction of the conditions set forth in Section 7(b) of this Settlement Agreement, and is only payable in accordance with the terms thereof. This revised Contract Price is effective as of the Execution Date and shall be adjusted pursuant to Article 14 of the Contract, but subject to Sections 9(c) and (d) of this Settlement Agreement. Contractor acknowledges and agrees that, as of the Execution Date, it has received payment in the amount of $240,341,999.73 for Balance of Plant Services and that Harquahala has paid $251,628,211 for payments due and payable in respect of work performed pursuant to the SWP Thermal Island Equipment Supply Contract; provided, however, that the foregoing does not include any payments to be made pursuant to Sections 6(a) and 6(b) of the Settlement Agreement. To the extent that the revised Contract Price includes pricing for Change Orders on a time and materials not-to-exceed basis, should the actual cost of any such Change Order be less than the applicable not-to-exceed amount, a concomitant reduction in the Contract Price shall be made.

     (c)  Disposition of Change Orders. Contractor acknowledges and agrees that the foregoing revised Contract Price is inclusive of all Change Orders and change order requests that were proposed, submitted or anticipated by Contractor (whether approved or rejected by Owner) as of the Execution Date other than those set forth in Attachment B to this Settlement Agreement marked as pending (“Harquahala Pending Change Orders”), and, except as may be agreed by Owner with respect to such Harquahala Pending Change Orders, Contractor shall not be entitled to any Change Order, including in respect of a change in the Contract Price or performance schedule (including the Substantial Completion Date Guaranteed or the Final Completion Date Guaranteed), for any event, condition or circumstance, whether known or unknown, contingent or non-contingent, existing on or prior to the Execution Date. Attachment C to this Settlement Agreement sets forth the disposition of all other Change Orders and change order requests that were proposed, submitted or anticipated by Contractor as of the Execution Date. Contractor shall not be entitled to re-submit any proposed, submitted or anticipated Change Orders or change order requests in respect of the period on or prior to the Execution Date. As of the Execution Date, Contractor represents that it knows of no circumstance that would give rise to any further Change Order, other than the Harquahala Pending Change Orders.

     (d)  Change Order Procedure. Notwithstanding any provision of the Settlement Agreement or the Contract to the contrary, including Articles 14 and 15:

          (i) Contractor represents and warrants that the Work requirements and scope of Work set forth in the Contract (inclusive of approved Change Orders) are adequate and sufficient for Contractor to deliver a fully operational Facility that will meet or exceed all applicable contract requirements, including the guarantees set forth in Section 5.2 of the Contract.

          (ii) Contractor shall not be entitled to any future Change Order, including in respect of a change in the Contract Price or performance schedule (including the Substantial Completion Dates Guaranteed or the Final Completion Dates Guaranteed), unless (A) Owner expressly directs in writing that Contractor modify the Work and thereafter a Change Order is agreed upon before the commencement of such modified Work, or (B) subject to Section 9(d)(iii) of this Settlement Agreement, with respect to a Force Majeure Event.

          (iii) With respect to the first five (5) days of a Force Majeure event or the first five (5) days of the effects thereof, as applicable Contractor shall be entitled to claim schedule relief pursuant to Article 15 of the Contract but shall not be entitled to claim Cost of Work or other Change Order relief for price for any increased costs allocable to such five (5) day period. After such five (5) day period in respect of which a Force Majeure event (or the effects thereof) subsists, Contractor shall also be entitled to Change Orders for price relief in accordance with, and subject to, Articles 14 and 15 of the Contract for the period beginning with the date after the last day of such five (5) day period. Notwithstanding the foregoing, with respect to a Force Majeure event that is an act of terrorism, government mandated evacuation or national, regional or local labor strike, work stoppage, boycott, walkout or other labor difficulty or shortage (other than those involving Contractor’s employees or any of its Subcontractor’s employees), Contractor shall be entitled to claim schedule relief and price relief for such a Force Majeure event in accordance with, and subject to, Articles 14 and 15 of the Contract for the period beginning with the first (1st) day of such Force Majeure event; provided, however, that Contractor shall not be entitled to any Force Majeure relief in respect of national, regional or local labor strikes, work stoppages, boycotts, walkouts and other labor difficulties or shortages involving Contractor’s employees or any of its Subcontractor’s employees.

     (e)  Payment Matters Schedule. Exhibit B of the Contract shall be deleted in its entirety and replaced with Attachment D to the Settlement Agreement.

     (f)  Subcontractors. Notwithstanding any provision of the Contract to the contrary, including Sections 3.1, 3.4 and 20.1, Contractor and Owner acknowledge and agree as follows:

          (i) Liability for Subcontractor Performance. Notwithstanding any agreement with any Subcontractor (including the Harquahala ESA and the Harquahala ESA Assignment) to the contrary, Contractor shall be solely responsible for all of the Work and (other than as expressly provided in the Harquahala ESA Assignment) for payments owed to or claimed by its Subcontractors, and shall not be entitled to relief due to the performance or non-performance of Subcontractors (including SWPC). Without limitation, Contractor acknowledges and agrees that its warranty obligations set forth in Article 11 of the Contract cover and apply to all of the Work, whether performed or provided by Contractor or any Subcontractor (including SWPC). In addition, Contractor shall be responsible for, and shall indemnify, defend and hold harmless Owner and its Additional Indemnitees against, all claims (including all Claims made by SWPC in the Consolidated Arbitration) made by any Subcontractor (including claims that are made by SWPC for cost (including delay damages) or schedule relief in connection with any cost or schedule relief granted to Contractor, including any such relief granted pursuant to this Section 9), except, in each case, to the extent due to: (A) acts or omissions (including delays) of Owner occurring on or after the Execution Date, which acts or omissions contravene the provisions of the Contract, or (B) a Force Majeure event in respect of which Contractor is entitled, in accordance with the limitations on relief set forth in this Settlement Agreement and in the Contract, to relief under Article 15 of the Contract. However, any costs for SWPC technical field advice (“TFA”) that exceed the amount allowed by Change Order No. CN-063 shall be reimbursed by Owner on a time and material basis except if such TFA costs are attributable to delays (i) occurring as a result of acts or omissions occurring before execution of the Settlement Agreement, or (ii) caused by the Harquahala Contractor, in which case the Harquahala Contractor shall be responsible for such TFA costs. In the event that any amounts are owed by Contractor pursuant to the preceding provisions of this paragraph to SWPC, at the election of Owner, Contractor shall either pay such amounts directly to SWPC, or pay directly to Owner such amounts. For the avoidance of doubt, Owner shall continue to be obligated, in accordance with, and only to the extent provided in the Harquahala ESA Assignment, to make payments to SWPC for work performed by SWPC that is within the scope of work set forth in the Harquahala ESA and which is performed in accordance with the terms of the Harquahala ESA. Harquahala shall cooperate with Contractor, to the extent reasonably requested, in enforcing Contractor’s rights under the Harquahala ESA and the Harquahala ESA Assignment.

          (ii) Retaining of Rights to Claims. Contractor shall retain all of its claims and its rights of claims against any of its Subcontractors.

     (g)  Liquidated Damages. Notwithstanding any provision of the Contract to the contrary, including Articles 4 and 5, Contractor and Owner acknowledge and agree as follows:

          (i) Owner waives its rights under the Contract to assess Delay Damages for any unexcused failure of Contractor to achieve Substantial Completion on or before the Substantial Completion Date Guaranteed for any Unit or the Facility, unless and until: (A) with respect to the first Unit scheduled to achieve (or which actually achieves) Substantial Completion, such Unit has not achieved Substantial Completion by June 26, 2003, (B) with respect to the second Unit scheduled to achieve (or which actually achieves) Substantial Completion, such Unit has not achieved Substantial Completion by July 9, 2003, (C) with respect to the third Unit scheduled to achieve (or which actually achieves) Substantial Completion, such Unit has not achieved Substantial Completion by August 22, 2003, and (D) with respect to the Facility, the Facility has not achieved Substantial Completion by September 7, 2003. If any Unit or the Facility has not achieved Substantial Completion by the applicable deadline set forth above, Delay Damages shall thereafter be assessed in respect of such Unit at the rate of $63,000 per day per Unit, and in respect of the Facility at the daily rate of $63,000; provided, that in no event shall Delay Damages assessed in respect of the Units and/or the Facility for any day exceed $189,000 in the aggregate.

          (ii) Delay Damages shall remain subject to the limitations on liability set forth in the Contract, including Sections 5.3.3 and 25.1.

          (iii) Contractor shall not be eligible for any schedule bonus whatsoever in respect of completion of the Units or the Facility, including pursuant to the schedule bonus scheme set forth in Sections 4.3 and 5.3.3. of the Contract.

          (iv) Notwithstanding anything in the Settlement Agreement or in the Contract to the contrary, the failure of Contractor to achieve Substantial Completion of any Unit or the Facility prior to the applicable dates set forth in Section 9(g)(i) shall not be considered an event of default under the Settlement Agreement or the Contract.

     (h)  Dispute Resolution. Contractor affirms that it has an obligation of continuing performance under the Contract pursuant to Section 24.2.4 thereof, and further agrees that it shall not halt, reduce, slow down or otherwise alter, in a manner adverse to Owner, the performance of the Work during the subsistence of any claim relating to, or arising out of, the Work or the Contract, including disputes as to allocation of responsibilities among Contractor and Owner or Contractor and Subcontractors. All claims relating to, or arising out of, the Work or the Contract shall be settled in accordance with Article 24 of the Contract.

     (i)  Continuance in Force and Effect. The foregoing provisions of this Section 9 shall not (except to the extent that the terms hereof are directly inconsistent therewith) limit or diminish the Harquahala Contractor’s obligations under the Harquahala EPC Contract, all of which shall (except to the extent that the terms thereof are directly inconsistent with the terms of this Section 9) continue in full force and effect.

10. Covert EPC Contract.

The Covert Contractor and Covert, with the consent of the Administrative Agent, hereby agree to amend the Covert EPC Contract as set forth in this Section 10. Notwithstanding any provision of this Settlement Agreement to the contrary, the following provisions of this Section 10 shall be solely for the benefit of, and enforceable by, Covert, the Covert Contractor or the Administrative Agent (to the extent provided in the Covert Consent), and the following provisions of this Section 10, and the Covert EPC Contract, may be amended by such Parties without the consent of any other Party.

     (a)  Definitions. For purposes of this Section 10, capitalized terms used herein and not otherwise defined shall have the respective meanings given them in the Covert EPC Contract.

     (b)  Contract Price. Notwithstanding any provision of the Contract to the contrary, including Section 12.1 thereof, Contractor acknowledges and agrees that, as full compensation for the Work (including any royalties or licenses related to any inventions related to the Work), Owner shall pay Contractor, in accordance with the payment provisions of Article 13 of the Contract, a revised Contract Price of $594,255,157, consisting of $333,188,452 for Balance of Plant services and $261,066,705, collectively, for MHIA for the MHIA Major Equipment Supply Contract and Hitachi America, Ltd. for certain Owner-procured equipment. The foregoing Balance of Plant services portion of the Contract Price is inclusive of $22,000,000 of the EPC Settlement Amount paid pursuant to Section 6 of this Settlement Agreement. The Contract Price does not include any portion of the Adjusted Net Sales Proceeds Amount (if any) that would be due and payable pursuant to Section 7(b) of this Settlement Agreement, and Contractor acknowledges and agrees that the payment of any portion of the Adjusted Net Sales Proceeds Amount is entirely contingent upon satisfaction of the conditions set forth in Section 7(b) of this Settlement Agreement, and is only payable in accordance with the terms thereof. This revised Contract Price is effective as of the Execution Date and shall be adjusted pursuant to Article 14 of the Contract, but subject to Sections 10(c) and (d) of this Settlement Agreement. Contractor acknowledges and agrees that, as of the Execution Date, it has received payment in the amount of $225,428,407.32 for Balance of Plant Services and that Covert has paid $259,253,605 for payments due and payable in respect of work performed pursuant to the MHIA Major Equipment

Supply Contract or by Hitachi America, Ltd. in respect of certain Owner-procured equipment; provided, however, that the foregoing does not include any payments to be made pursuant to Sections 6(a) and 6(c) of the Settlement Agreement. To the extent that the revised Contract Price includes pricing for Change Orders on a time and materials not-to-exceed basis, should the actual cost of any such Change Order be less than the applicable not-to-exceed amount, a concomitant reduction in the Contract Price shall be made.

     (c)  Disposition of Change Orders. Contractor acknowledges and agrees that the foregoing revised Contract Price is inclusive of all Change Orders and change order requests that were proposed, submitted or anticipated by Contractor (whether approved or rejected by Owner) as of the Execution Date other than those set forth in Attachment B to this Settlement Agreement marked as pending (“Covert Pending Change Orders”), and, except as may be agreed by Owner with respect to such Covert Pending Change Orders, Contractor shall not be entitled to any Change Order, including in respect of a change in the Contract Price or performance schedule (including the Substantial Completion Date Guaranteed or the Final Completion Date Guaranteed), for any event, condition or circumstance, whether known or unknown, contingent or non-contingent, existing on or prior to the Execution Date. Attachment E to this Settlement Agreement sets forth the disposition of all other Change Orders and change order requests that were proposed, submitted or anticipated by Contractor as of the Execution Date. Contractor shall not be entitled to re-submit any proposed, submitted or anticipated Change Orders or change order requests in respect of the period on or prior to the Execution Date. As of the Execution Date, Contractor represents that it knows of no circumstance that would give rise to any further Change Order, other than the Covert Pending Change Orders.

     (d)  Change Order Procedure. Notwithstanding any provision of the Settlement Agreement or the Contract to the contrary, including Articles 14 and 15:

          (i) Contractor represents and warrants that the Work requirements and scope of Work set forth in the Contract (inclusive of approved Change Orders) are adequate and sufficient for Contractor to deliver a fully operational Facility that will meet or exceed all applicable contract requirements, including the guarantees set forth in Section 5.2 of the Contract.

          (ii) Contractor shall not be entitled to any future Change Order, including in respect of a change in the Contract Price or performance schedule (including the Substantial Completion Dates Guaranteed or the Final Completion Dates Guaranteed), unless (A) Owner expressly directs in writing that Contractor modify the Work and thereafter a Change Order is agreed upon before the commencement of such modified Work, or (B) subject to Section 10(d)(iii) of this Settlement Agreement, with respect to a Force Majeure Event.

          (iii) With respect to the first five (5) days of a Force Majeure event or the first five (5) days of the effects thereof, as applicable Contractor shall be entitled to claim schedule relief pursuant to Article 15 of the Contract but shall not be entitled to claim Cost of Work or other Change Order relief for price for any increased costs allocable to such five (5) day period. After such five (5) day period in respect of which a Force Majeure event (or the effects thereof) subsists, Contractor shall also be entitled to Change Orders for price relief in accordance with, and subject to, Articles 14 and 15 of the Contract for the period beginning with the date after the last day of such five (5) day period. Notwithstanding the foregoing, with respect to a Force Majeure event that is an act of terrorism, government mandated evacuation or national, regional or local labor strike, work stoppage, boycott, walkout or other labor difficulty or shortage (other than those involving Contractor’s employees or any of its Subcontractor’s employees), Contractor shall be entitled to claim schedule relief and price relief for such a Force Majeure event in accordance with, and subject to, Articles 14 and 15 of the Contract for the period beginning with the first (1st) day of such Force Majeure event; provided, however, that Contractor shall not be entitled to any Force Majeure relief in respect of national, regional or local labor strikes, work stoppages, boycotts, walkouts and other labor difficulties or shortages involving Contractor’s employees or any of its Subcontractor’s employees.

     (e)  Payment Matters Schedule. Exhibit B of the Contract shall be deleted in its entirety and replaced with Attachment F to the Settlement Agreement.

     (f)  Subcontractors. Notwithstanding any provision of the Contract to the contrary, including Sections 3.1, 3.4 and 20.1, Contractor and Owner acknowledge and agree as follows:

          (i) Liability for Subcontractor Performance. Notwithstanding any agreement with any Subcontractor (including the Covert ESA and the Covert ESA Assignment) to the contrary, Contractor shall be solely responsible for all of the Work and (other than as expressly provided in the Covert ESA Assignment) for payments owed to or claimed by its Subcontractors, and shall not be entitled to relief due to the performance or non-performance of Subcontractors (including MHIA). Without limitation, Contractor acknowledges and agrees that its warranty obligations set forth in Article 11 of the Contract cover and apply to all of the Work, whether performed or provided by Contractor or any Subcontractor (including MHIA). In addition, Contractor shall be responsible for, and shall indemnify, defend and hold harmless Owner and its Additional Indemnitees against, all claims (including all Claims made by MHIA) made by any Subcontractor (including claims that are made by MHIA for cost (including delay damages) or schedule relief in connection with any cost or schedule relief granted to Contractor, including any such relief granted pursuant to this Section 10), except, in each case, to the extent due to: (A) acts or omissions (including delays) of Owner occurring on or after the Execution Date, which acts or omissions contravene the provisions of the Contract, or (B) a Force Majeure event in respect of which Contractor is entitled, in accordance with the limitations on relief set forth in this Settlement Agreement and in the Contract, to relief under Article 15 of the Contract. However, any costs for MHIA TFA that exceed the amount allowed therefor under Exhibit A of the Covert EPC Contract shall be reimbursed by Owner on a time and material basis except if such TFA costs are attributable to delays (i) occurring as a result of acts or omissions occurring before execution of the Settlement Agreement, or (ii) caused by the Covert Contractor, in which case the Covert Contractor shall be responsible for such TFA costs. For the avoidance of doubt, Owner shall continue to be obligated, in accordance with, and only to the extent provided in the Covert ESA Assignment, to make payments to MHIA for work performed by MHIA that is within the scope of work set forth in the Covert ESA and which is performed in accordance with the terms of the Covert ESA. Covert shall cooperate with Contractor, to the extent reasonably requested, in enforcing Contractor’s rights under the Covert ESA and the Covert ESA Assignment.

          (ii) Retaining of Rights to Claims. Contractor shall retain all of its claims and its rights of claims against any of its Subcontractors.

     (g)  Liquidated Damages. Notwithstanding any provision of the Contract to the contrary, including Articles 4 and 5, Contractor and Owner acknowledge and agree as follows:

          (i) Owner waives its rights under the Contract to assess Delay Damages for any unexcused failure of Contractor to achieve Substantial Completion on or before the Substantial Completion Date Guaranteed for any Unit or the Facility, unless and until: (A) with respect to the first Unit scheduled to achieve (or which actually achieves) Substantial Completion, such Unit has not achieved Substantial Completion by October 8, 2003, (B) with respect to the second Unit scheduled to achieve (or which actually achieves) Substantial Completion, such Unit has not achieved Substantial Completion by November 11, 2003, (C) with respect to the third Unit scheduled to achieve (or which actually achieves) Substantial Completion, such Unit has not achieved Substantial Completion by November 22, 2003, and (D) with respect to the Facility, the Facility has not achieved Substantial Completion by December 4, 2003. If any Unit or the Facility has not achieved Substantial Completion by the applicable deadline set forth above, Delay Damages shall thereafter be assessed in respect of such Unit at the rate of $70,000 per day per Unit, and in respect of the Facility at the daily rate of $70,000; provided, that in no event shall Delay Damages assessed in respect of the Units and/or the Facility for any day exceed $210,000 in the aggregate.

          (ii) Delay Damages shall remain subject to the limitations on liability set forth in the Contract, including Sections 5.3.3 and 25.1.

          (iii) Contractor shall not be eligible for any schedule bonus whatsoever in respect of completion of the Units or the Facility, including pursuant to the schedule bonus scheme set forth in Sections 4.3 and 5.3.3. of the Contract.

          (iv) Notwithstanding anything in the Settlement Agreement or in the Contract to the contrary, the failure of Contractor to achieve Substantial Completion of any Unit or the Facility prior to the applicable dates set forth in Section 10(g)(i) shall not be considered an event of default under the Settlement Agreement or the Contract.

     (h)  Dispute Resolution. Contractor affirms that it has an obligation of continuing performance under the Contract pursuant to Section 24.2.4 thereof, and further agrees that it shall not halt, reduce, slow down or otherwise alter, in a manner adverse to Owner, the performance of the Work during the subsistence of any claim relating to, or arising out of, the Work or the Contract, including disputes as to allocation of responsibilities among Contractor and Owner or Contractor and Subcontractors. All claims relating to, or arising out of, the Work or the Contract shall be settled in accordance with Article 24 of the Contract.

     (i)  Continuance in Force and Effect. The foregoing provisions of this Section 10 shall not (except to the extent that the terms hereof are directly inconsistent therewith) limit or diminish the Covert Contractor’s obligations under the Covert EPC Contract, all of which shall (except to the extent that the terms thereof are directly inconsistent with the terms of this Section 10) continue in full force and effect.

11. Confidentiality.

The Parties acknowledge and agree that the terms and conditions of this Settlement Agreement shall remain confidential and shall not be disclosed to any person or entity except: (a) such disclosures as may be required by law or by a court or which are required by, or customarily made to, governmental agencies, regulatory authorities or auditors, (b) to enforce the terms of this Settlement Agreement, (c) as reasonably necessary in connection with the conduct of a Party’s business, including disclosure to prospective purchasers of the Harquahala Project or the Covert Project, and disclosures to investors or prospective investors, auditors, and/or attorneys, and/or NEG’s creditors, in each case where such receiving party is subject to a duty of confidentiality, or (d) with the written consent of the other Parties. The Parties further acknowledge and agree that their communications in connection with the negotiation and implementation of this Settlement Agreement shall also remain confidential and shall not be disclosed to any person or entity, except as allowed above. The Parties agree to take all appropriate steps to ensure the confidentiality of the terms of this Settlement Agreement. In the event any Party is served with legal process or other request for an order compelling such disclosure, such Party shall afford prompt written notice thereof to each other Party. In the event this Settlement Agreement is filed or lodged with a court or other tribunal in connection with any proceeding, the Party seeking to do so shall use all reasonable efforts to have it maintained under seal at all times. Other than as specified above, the terms and conditions of this Settlement Agreement shall remain confidential and shall not hereafter be disclosed to any person or entity not a party to this Settlement Agreement.

12. Representations.

Each Party represents to each other Party that: (a) it has the power and authority to enter into and perform the terms of this Settlement Agreement, (b) the execution and delivery of this Settlement Agreement have been duly and validly authorized by all necessary actions of such Party (none of which actions has been modified or rescinded and all of which actions are in full force and effect), and (c) this Settlement Agreement constitutes a legal, valid and binding agreement and obligation of such Party, enforceable against such Party in accordance with its respective terms, except as such enforceability: (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights and remedies generally, and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or in law).

13. No Admissions.

By entering into this Settlement Agreement, no Party admits, or shall be deemed to have admitted, any liability or wrongdoing whatsoever.

14. Governing Law.

This Settlement Agreement shall be governed by and construed in accordance with the internal laws (without regard to the choice of laws) of the State of New York.

15. Dispute Resolution.

Subject to Sections 9(i) and 10(i) of this Settlement Agreement, each Party agrees that any legal action or proceedings by or against a Party with respect to or arising out of this Settlement Agreement may be brought in or removed to the courts of the United States of America for the Southern District of New York (or, if such court does not have jurisdiction over such legal action or proceeding, the courts of the State of New York located in Manhattan), by any Party that is party to such legal action or proceeding, and by execution and delivery of this Settlement Agreement, each Party accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid court and irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by applicable law. Subject to Sections 9(i) and 10(i) of this Settlement Agreement, each Party hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Settlement Agreement brought before the foregoing courts on the basis of forum non-conveniens.

16. Waiver of Jury Trial.

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SETTLEMENT AGREEMENT, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF A PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS SETTLEMENT AGREEMENT.

17. Remedies.

Except as provided in Sections 9, 10 and 18 of this Settlement Agreement, each aggrieved Party shall have available to it, in respect of a breach or the non-performance of this Settlement Agreement by any other Party, all remedies that may be available to such aggrieved Party in law or equity, including a remedy of specific performance.

18. Consequential Damages.

Notwithstanding any provision of this Settlement Agreement to the contrary, no Party shall be liable to any other Party hereunder for any special, indirect, or consequential loss suffered or incurred by another Party as a result of such first Party’s breach of, or failure to comply with, the terms of this Settlement Agreement. For the avoidance of doubt, special, indirect or consequential losses do not include any losses suffered by a Party as a result of a claim by a third party for recovery of special, indirect or consequential losses. Moreover, nothing in this Section 18 is intended, nor shall be interpreted to modify, amend, or alter in any way (a) the limits of liability for consequential damages set out in the Harquahala EPC Contract, the Harquahala ESA, the Harquahala ESA Assignment, the Harquahala O&M Agreement, the Harquahala Consent, the Covert EPC Contract, the Covert ESA, the Covert ESA Assignment, the Covert O&M Agreement or the Covert Consent, or (b) the ability of a person or entity to recover liquidated damages (whether or not such liquidated damages may be characterized as recovery of special, indirect, or consequential losses) under any of the contracts referred to in Section 18(a) in accordance with the terms of such contracts.

19. Headings.

Article and Section headings have been inserted in this Settlement Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Settlement Agreement and shall not be used in the interpretation of any provision of this Settlement Agreement.

20. Amendments.

Except as provided in Sections 9 and 10 of this Settlement Agreement, this Settlement Agreement may only be amended or modified by a written agreement executed by all of the Parties.

21. Severability.

If any provision of this Settlement Agreement is declared to be illegal, unenforceable or void, the remainder of this Settlement Agreement shall be enforced to the extent permitted by law and the illegal, unenforceable or void provision shall be replaced with a mutually acceptable provision which comes closest to the intention of the Parties underlying such original provision.

22. Capitalized Terms.

Unless otherwise provided herein, any capitalized term used and not defined in this Settlement Agreement shall have the meaning given to it in the Harquahala Consent, and the rules of interpretation applicable thereto shall apply to this Settlement Agreement. Unless specified herein to the contrary, any reference to any document or agreement (including the Credit Agreement) shall be deemed to include any modification, supplement, amendment, or amendment and restatement thereto occurring before the Execution Date.

23. Binding Effect; Entire Agreement.

This Settlement Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Furthermore, each Party agrees that: (a) no promises or agreements not expressed herein have been made to it, (b) this Settlement Agreement contains the entire agreement between the Parties in respect of settlement of the Claims, that it supersedes any and all prior agreements or understandings between the Parties in such regard and that its terms are contractual and not merely recitals, (c) in executing this Settlement Agreement, no Party has relied on any statements or representations made by any other Party or other Party’s agents, servants, or attorneys concerning the subject matter, basis or effect of this Settlement Agreement other than as expressly set forth herein, and (d) each Party is relying solely on its own judgment and knowledge and the advice of its counsel.

24. Conflict with Other Agreements.

To the extent there is any conflict between the provisions of this Settlement Agreement and the provisions of the Harquahala EPC Contract or the Covert EPC Contract, the terms of this Settlement Agreement shall control; provided, that each of the Harquahala Contractor and the

Covert Contractor acknowledges and agrees, that, except as expressly amended or modified by the provisions of this Settlement Agreement, the provisions of the Harquahala EPC Contract and the Covert EPC Contract, as applicable, remain in full force and effect.

25. Notices.

Any communications between the Parties or notices provided herein to be given may be given to the addresses set forth below the name of such Party on Attachment G to this Settlement Agreement. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered properly given: (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne or other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by facsimile or (e) other electronic means (including electronic mail) confirmed by facsimile or telephone. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any Party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving thirty (30) days’ notice to the other Parties in the manner set forth above.

26. Counterparts.

This Settlement Agreement may be signed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Settlement Agreement to be duly executed and delivered as of the date first above written.

THE SHAW GROUP, INC.

By:

Name:
Title:

SHAW CONSTRUCTORS, INC.

By:

Name:
Title:

STONE & WEBSTER MICHIGAN, INC.

By:

Name:
Title:

STONE & WEBSTER, INC.

By:

Name:
Title:

PG&E NATIONAL ENERGY GROUP, INC.

By:

Name:
Title:

NEG CONSTRUCTION FINANCE COMPANY, LLC

By:

Name:
Title:

COVERT GENERATING COMPANY, LLC

By:

Name:
Title:

HARQUAHALA GENERATING COMPANY, LLC

By:

Name:
Title:

SOCIÉTÉ GÉNÉRALE, as the Administrative Agent for the Banks (on behalf of the Banks)

By:

Name:
Title:

Index of Definitions

Section in Which
Term	Term Appears

Acceptable Letter of Credit Provider	Section 5(d)
Additional Indemnitees	Section 4(a)
Adjusted Net Sales Proceeds Amount	Section 7(b)(i)
Adjusted Net Sales Proceeds Obligations	Section 7(f)
Administrative Agent	Recitals
Affected EPC Lien Party	Section 8(c)
Affiliate	Section 4(a)
Banks	Recitals
Borrower	Recitals
Business Day	Section 8(d)
Claims	Recitals
Conditions	Section 1(a)
Consolidated Arbitration	Recitals
Construction Liens	Section 8(a)
Costs	Section 4(b)
Covert	Recitals
Covert Arbitration	Recitals
Covert Balance Due	Section 6(c)
Covert Completion Guaranty	Recitals
Covert Contractor	Recitals
Covert Consent	Recitals
Covert EPC Contract	Recitals
Covert ESA	Recitals
Covert ESA Assignment	Recitals
Covert Master Agreements	Recitals
Covert O&M Agreement	Recitals
Covert Pending Change Orders	Section 10(c)
Covert Project	Recitals
Credit Agreement	Recitals
Credit Documents	Section 4(e)
Credit Party	Section 7(c)(ii)
EPC Late Payment	Section 8(b)
EPC Lien Parties	Section 8(a)
EPC Settlement Amount	Section 6(a)
Execution Date	Recitals
Final Completion	Section 5(b)
Final Sales Date	Section 7(b)(i)
Harquahala	Recitals
Harquahala Arbitration	Recitals
Harquahala Balance Due	Section 6(b)
Harquahala Completion Guaranty	Recitals

Section in Which
Term	Term Appears

Harquahala Consent	Recitals
Harquahala Contractor	Recitals
Harquahala EPC Contract	Recitals
Harquahala ESA	Recitals
Harquahala ESA Assignment	Recitals
Harquahala O&M Agreement	Recitals
Harquahala Pending Change Orders	Section 9(c)
Harquahala Project	Recitals
Harquahala Supplemental Agreements	Recitals
Lien	Section 8(a)
NEG	Recitals
NEG-CFC	Recitals
Net OCIP Refund	Section 7(a)
Net Sales Proceeds Amount	Section 7(b)(i)
Obligations	Section 4(e)
OCIP	Section 7(a)
Party/Parties	Recitals
Seller	Section 7(b)(i)
Secured Parties	Section 7(c)(i)
Settlement Agreement	Recitals
Shaw	Recitals
Shaw Constructors	Recitals
Shaw Covert Security	Recitals
Shaw EPC Litigation	Recitals
Shaw Harquahala Security	Recitals
Shaw Letter of Credit	Section 5(a)
Shaw SWPC Arbitration	Recitals
SocGen Litigation	Recitals
Stone & Webster	Recitals
SWPC	Recitals
SWPC Harquahala Arbitration	Recitals
TFA	Section 9(f)(i)
Third Party Purchaser	Section 7(b)(i)

Attachment A — Form of Letter of Credit

Attachment B — Pending Change Orders

Attachment C — Harquahala Project Change Orders

Attachment D

Harquahala Project Maximum Monthly Payment Schedule and Milestone Payment Plan

Attachment E — Covert Project Change Orders

Attachment F

Covert Project Maximum Monthly Payment Schedule and Milestone Payment Plan

Attachment G — Notices

The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, LA 70809
Attn: General Counsel
phone: (225) 932-2641
fax: (225) 932-2642

Shaw Constructors, Inc.
4171 Essen Lane
Baton Rouge, LA 70809
Attn: General Counsel
phone: (225) 932-2641
fax: (225) 932-2642

Stone & Webster, Inc.
4171 Essen Lane
Baton Rouge, LA 70809
Attn: General Counsel
phone: (225) 932-2641
fax: (225) 932-2642

Stone & Webster Michigan, Inc.
4171 Essen Lane
Baton Rouge, LA 70809
Attn: General Counsel
phone: (225) 932-2641
fax: (225) 932-2642

Harquahala Generating Company, LLC
7500 Old Georgetown Road, 13th Floor
Bethesda, Maryland 20814
Attn: Harquahala Project Manager and General Counsel
phone: (301) 280-6800
fax: (301) 280-6900

with a copy to:

Crowell & Moring LLP 3 Park Plaza, 20th Floor Irvine, CA 92614 Attn: Stuart Einbinder phone: (949) 798-1316 fax: (949) 263-8414

Covert Generating Company, LLC
7500 Old Georgetown Road, 13th Floor
Bethesda, Maryland 20814
Attn: Covert Project Manager and General Counsel
phone: (301) 280-6800
fax: (301) 280-6900

with a copy to:

Crowell & Moring LLP 3 Park Plaza, 20th Floor Irvine, CA 92614 Attn: Stuart Einbinder phone: (949) 798-1316 fax: (949) 263-8414

NEG Construction Finance Co., LLC
7500 Old Georgetown Road, 13th Floor
Bethesda, Maryland 20814
Attn: General Counsel
phone: (301) 280-6800
fax: (301) 280-6900

with a copy to:

Willkie Farr & Gallagher 787 Seventh Avenue New York, New York 10019 Attn: Matthew A. Feldman phone: (212) 728-8000 fax: (212) 728-8111

PG&E National Energy Group, Inc.
7500 Old Georgetown Road, 13th Floor
Bethesda, Maryland 20814
Attn: General Counsel
phone: (301) 280-6800
fax: (301) 280-6900

with a copy to:

Willkie Farr & Gallagher 787 Seventh Avenue New York, New York 10019 Attn: Matthew A. Feldman phone: (212) 728-8000 fax: (212) 728-8111

Société Générale
1221 Avenue of the Americas, 11th Floor
New York, New York 10020
Attn: Robert Preminger
phone: (212) 278-6136
fax: (212) 278-6000

with copies to:

Latham & Watkins, LLP 885 Third Avenue, Suite 1000 New York, New York 10022 Attn: David Gordon phone: (212) 906-1200 fax: (212) 751-4864

Luskin, Stern & Eisler, LLP 330 Madison Avenue New York, New York 10017 Attn: Richard Stern phone: (212) 293-2700 fax: (212) 293-2705

39